Gates Industrial Reports First-Quarter 2022 Results
Denver, CO, May 4, 2022
First-Quarter 2022 Financial Summary
◦Record first-quarter net sales of $893.4 million, up 1.4% compared to the prior-year period, including core revenue growth of 4.1%.
◦Net income attributable to shareholders of $30.9 million, or $0.10 per diluted share.
◦Adjusted Net Income per diluted share of $0.26.
◦Adjusted EBITDA of $156.8 million and Adjusted EBITDA margin of 17.6%.
◦Maintaining 2022 full-year guidance.
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific fluid power and power transmission solutions, today reported results for the first quarter ended April 2, 2022.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “I am proud of our Gates associates around the world for their efforts in delivering record first-quarter revenue under challenging operating conditions. Demand and order trends remained broadly positive, and our focused initiatives in higher-growth end markets with strong secular tailwinds allowed us to substantially offset the COVID-related challenges we encountered.”
Jurek continued, “While we are mindful of the challenges ahead of us, we remain focused on execution, supporting our customers and managing what is within our control, and expect to see further sequential improvement in revenue and profitability in the second quarter. Throughout the past several years, we have put our business on solid footing by investing in materials science, new products and our focused commercial initiatives. To support the demand we are seeing from these investments, we are adding targeted capacity that is expected to begin contributing in the second half of the year. We also expect our pricing momentum to continue and believe the current operating challenges are likely to moderate in the second half, giving us the confidence to maintain our guidance.”
First-Quarter Financial Results
First-quarter net sales were $893.4 million, an increase of 1.4% over the prior-year quarter net sales of $881.3 million, including a core revenue increase of 4.1% and unfavorable foreign currency impact of 2.7%. The growth in the quarter was led by our replacement business which more than offset a modest decline in our first-fit business. Industrial end markets also saw solid growth, led by Mobility & Recreation, Energy and Diversified Industrial.
Net income attributable to shareholders in the first quarter of 2022 was $30.9 million, or $0.10 per diluted share, compared to $67.3 million, or $0.23 per diluted share in the first quarter of 2021. Adjusted Net Income for the first quarter of 2022 was $78.2 million, or $0.26 per diluted share, compared to $97.8 million, or $0.33 per diluted share in the first quarter of 2021. The diluted weighted average number of shares outstanding in the first quarter of 2022 was 296,238,212 compared to 296,363,267 in the first quarter of 2021.
First-quarter Adjusted EBITDA was $156.8 million, or 17.6% of net sales, compared to $196.3 million, or 22.3% of net sales in the prior-year quarter. The margin decline was driven primarily by significant production inefficiencies stemming from COVID-related disruptions and inflation of raw material and logistics costs.

Power Transmission Segment Results

	Three months ended
(USD in millions)	April 2, 2022	April 3, 2021	% Change	% Core Change
Net sales	$555.6	$559.5	(0.7%)	2.9%
Adjusted EBITDA	$97.8	$132.7	(26.3%)
Adjusted EBITDA margin	17.6%	23.7%	(610 bps)
Power Transmission net sales for the first quarter of 2022 decreased by 0.7% to $555.6 million, reflecting a core revenue increase of 2.9% and unfavorable foreign currency effects of 3.6%. Core growth was led by the Mobility & Recreation, Diversified Industrial and Off-Highway end markets, where our focused organic growth initiatives performed particularly well. Sales into our replacement channels also experienced solid growth.
Power transmission Adjusted EBITDA was $97.8 million compared to $132.7 million in the prior-year quarter. The decline in Adjusted EBITDA margin was driven primarily by significant production inefficiencies stemming from COVID-related disruptions and inflation, as well as inefficiencies and start-up costs related to targeted capacity investments to support demand in higher-growth end markets, including Mobility & Recreation and Diversified Industrial.
Fluid Power Segment Results

	Three months ended
(USD in millions)	April 2, 2022	April 3, 2021	% Change	% Core Change
Net sales	$337.8	$321.8	5.0%	6.3%
Adjusted EBITDA	$59.0	$63.6	(7.2%)
Adjusted EBITDA margin	17.5%	19.8%	(230 bps)
Fluid Power net sales increased by 5.0% to $337.8 million in the first quarter, reflecting core revenue growth of 6.3% and unfavorable foreign currency effects of 1.3%. All end markets experienced growth, led by Energy and On-Highway. Sales into replacement channels experienced strong growth, outperforming modest growth in our first-fit business.
Fluid Power Adjusted EBITDA was $59.0 million compared to $63.6 million in the prior-year quarter. The decline in Adjusted EBITDA margin was driven primarily by significant production inefficiencies stemming from COVID-related disruptions and inflation.
Liquidity and Capital Resources
During the first quarter of 2022, the Company saw a typical seasonal outflow of cash from operations, with higher net sales compared to the fourth quarter of 2021 driving investment in working capital, in addition to typical first-quarter cash payments. Capital expenditures in the first quarter of 2022 decreased to $18.0 million from $20.2 million in the prior-year period.
As of April 2, 2022, the Company had total cash and cash equivalents of $406.8 million, committed borrowing headroom of $388.1 million and total outstanding debt of $2.6 billion. The Company does not have any material debt maturities until 2024.

2022 Outlook
The Company is maintaining its full-year 2022 outlook, with core revenue expected to grow in the range of 5% to 9% and Adjusted EBITDA expected in the range of $755 million to $805 million. Adjusted Earnings per Share are expected to be between $1.20 and $1.30, including tax and other headwinds of $0.27 per share at the midpoint of the range, primarily due to benefits from certain discrete tax items in 2021. The Company continues to expect capital expenditures to range between $100 million and $120 million and Free Cash Flow conversion to be greater than 90% of Adjusted Net Income.
Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 10:00 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by dialing (888) 414-4601 (domestic) or +1 (646) 960-0313 (international) and requesting the Gates Industrial Corporation First Quarter 2022 Earnings Conference Call or providing the Conference ID of 5772067. An audio replay of the conference call can be accessed by dialing (800) 770-2030 (domestic) or +1 (647) 362-9199 (international), and providing the passcode 5772067, or by accessing Gates Industrial’s website at investors.gates.com.
About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment (“first-fit”) manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 120 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business, financial results, pricing momentum and expanding margins, growth initiatives (including new product and commercial initiatives), investments in and timing of increased production capacity, and the statements in the “2022 Outlook” section of this press release. Such forward-looking statements are subject to various risks and uncertainties, including, among others, economic, political and other risks associated with international operations (including those related to the Russia-Ukraine conflict), the uncertainties relating to the impact of the COVID-19 pandemic and associated governmental measures, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control (including material and logistics availability, inflation, supply chain and labor challenges and end-market recovery), continued operation of our manufacturing facilities, our ability to forecast and meet demand, market acceptance of new products, and the significant influence of the Company’s majority shareholders, investment funds affiliated with Blackstone Inc. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended
(USD in millions, except per share amounts)	April 2, 2022	April 3, 2021
Net sales	$893.4	$881.3
Cost of sales	588.5	535.8
Gross profit	304.9	345.5
Selling, general and administrative expenses	235.2	211.6
Transaction-related expenses	0.8	2.4
Restructuring expenses	0.5	2.9
Operating income from continuing operations	68.4	128.6
Interest expense	32.6	34.4
Other expenses (income)	0.6	(1.2)
Income from continuing operations before taxes	35.2	95.4
Income tax (benefit) expense	(2.2)	18.9
Net income from continuing operations	37.4	76.5
Loss on disposal of discontinued operations	0.1	0.1
Net income	37.3	76.4
Less: non-controlling interests	6.4	9.1
Net income attributable to shareholders	$30.9	$67.3

Earnings per share
Basic
Earnings per share from continuing operations	$0.11	$0.23
Earnings per share from discontinued operations	—	—
Earnings per share	$0.11	$0.23

Diluted
Earnings per share from continuing operations	$0.10	$0.23
Earnings per share from discontinued operations	—	—
Earnings per share	$0.10	$0.23

Gates Industrial Corporation plc
Condensed Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of April 2, 2022	As of January 1, 2022
Assets
Current assets
Cash and cash equivalents	$406.8	$658.2
Trade accounts receivable, net	790.7	708.1
Inventories	718.3	682.6
Taxes receivable	32.8	19.1
Prepaid expenses and other assets	258.0	210.7
Total current assets	2,206.6	2,278.7
Non-current assets
Property, plant and equipment, net	665.4	670.3
Goodwill	2,049.9	2,063.0
Pension surplus	74.0	75.5
Intangible assets, net	1,603.5	1,642.2
Right-of-use assets	122.4	124.2
Taxes receivable	14.7	15.7
Deferred income taxes	610.0	639.3
Other non-current assets	52.6	24.1
Total assets	$7,399.1	$7,533.0
Liabilities and equity
Current liabilities
Debt, current portion	$29.4	$38.1
Trade accounts payable	494.5	506.6
Taxes payable	27.1	34.1
Accrued expenses and other current liabilities	237.5	277.1
Total current liabilities	788.5	855.9
Non-current liabilities
Debt, less current portion	2,573.2	2,526.5
Post-retirement benefit obligations	102.5	106.2
Lease liabilities	111.9	116.4
Taxes payable	103.4	103.7
Deferred income taxes	267.7	283.7
Other non-current liabilities	75.7	59.2
Total liabilities	4,022.9	4,051.6
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 288,578,963 (January 1, 2022: authorized shares: 3,000,000,000; outstanding shares: 291,282,137)	2.9	2.9
—Additional paid-in capital	2,504.7	2,484.1
—Accumulated other comprehensive loss	(805.4)	(825.2)
—Treasury shares	(121.9)	—
—Retained earnings	1,414.8	1,437.9
Total shareholders’ equity	2,995.1	3,099.7
Non-controlling interests	381.1	381.7
Total equity	3,376.2	3,481.4
Total liabilities and equity	$7,399.1	$7,533.0

Gates Industrial Corporation plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended
(USD in millions)	April 2, 2022	April 3, 2021
Cash flows from operating activities
Net income	$37.3	$76.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55.1	55.8
Foreign exchange and other non-cash financing expenses	9.2	7.3
Share-based compensation expense	24.1	6.3
Decrease in post-employment benefit obligations, net	(4.6)	(4.2)
Deferred income taxes	(12.3)	(9.6)
Other operating activities	3.1	2.0
Changes in operating assets and liabilities:
—Increase in accounts receivable	(88.4)	(131.8)
—Increase in inventories	(37.8)	(36.2)
—(Decrease) increase in accounts payable	(8.6)	29.2
—Increase in prepaid expenses and other assets	(24.2)	(5.8)
—(Decrease) increase in taxes payable	(19.5)	7.1
—Decrease in other liabilities	(38.8)	(20.5)
Net cash used in operating activities	(105.4)	(24.0)
Cash flows from investing activities
Purchases of property, plant and equipment	(17.4)	(18.1)
Purchases of intangible assets	(0.6)	(2.1)
Cash paid under corporate-owned life insurance policies	(10.3)	(10.1)
Cash received under corporate-owned life insurance policies	3.0	0.9
Other investing activities	0.3	0.2
Net cash used in investing activities	(25.0)	(29.2)
Cash flows from financing activities
Issuance of shares	0.2	1.7
Buy-back of shares	(175.2)	—
Proceeds from long-term debt	70.0	—
Payments of long-term debt	(5.3)	(5.5)
Debt issuance costs paid	(0.1)	(7.8)
Other financing activities	(5.4)	(3.5)
Net cash used in financing activities	(115.8)	(15.1)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(4.7)	(5.8)
Net decrease in cash and cash equivalents	(250.9)	(74.1)
Cash and cash equivalents and restricted cash at the beginning of the period	660.9	524.1
Cash and cash equivalents and restricted cash at the end of the period	$410.0	$450.0
Supplemental schedule of cash flow information
Interest paid	$37.6	$39.8
Income taxes paid	$29.6	$21.5
Accrued capital expenditures	$0.5	$0.4

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.
Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in foreign currency rates and the first-year impacts of acquisitions and disposals, where applicable. We present core revenue growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
Management uses Net Leverage as a measure of our liquidity and in assessing the strength of our balance sheet. Net Leverage is a non-GAAP measure that represents the number of times by which net debt (principal amount of debt less cash and cash equivalents) exceeds Adjusted EBITDA for the last twelve months of the applicable period.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended
(USD in millions)	April 2, 2022	April 3, 2021
Net income from continuing operations	$37.4	$76.5
Adjusted for:
Income tax (benefit) expense	(2.2)	18.9
Net interest and other expenses	33.2	33.2
Depreciation and amortization	55.1	55.8
Transaction-related expenses (1)	0.8	2.4
Restructuring expenses (2)	0.5	2.9
Share-based compensation expense	24.1	6.3
Inventory impairments and adjustments (3) (included in cost of sales)	7.6	—
Severance expenses (included in SG&A)	0.3	0.3
Adjusted EBITDA	$156.8	$196.3

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)
Inventory impairments and adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in First-out (“LIFO”) basis. The recent inflationary environment has caused LIFO values to drop below First-in, First-out (“FIFO”) values because LIFO measurement results in the more recent inflated costs being matched against current sales while historical, lower costs are retained in inventories.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended
(USD in millions, except share numbers and per share amounts)	April 2, 2022	April 3, 2021
Net income attributable to shareholders	$30.9	$67.3
Adjusted for:
Loss on disposal of discontinued operations	0.1	0.1
Amortization of intangible assets arising from the 2014 acquisition of Gates	29.6	30.4
Transaction-related expenses (1)	0.8	2.4
Restructuring expenses (2)	0.5	2.9
Share-based compensation expense	24.1	6.3
Inventory impairments and adjustments (3) (included in cost of sales)	7.6	—
Adjustments relating to post-retirement benefits	(1.6)	(1.2)
Financing-related FX losses	2.5	1.1
Other adjustments	(2.1)	(2.4)
Estimated tax effect of the above adjustments	(14.2)	(9.1)
Adjusted Net Income	$78.2	$97.8

Diluted weighted-average number of shares outstanding	296,238,212	296,363,267
Adjusted Net Income per diluted share	$0.26	$0.33

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Inventory impairments and adjustments include the reversal of the adjustment to remeasure certain inventories on a LIFO basis. The recent inflationary environment has caused LIFO values to drop below FIFO values because LIFO measurement results in the more recent inflated costs being matched against current sales while historical, lower costs are retained in inventories.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Revenue Growth
(Unaudited)

	Three months ended April 2, 2022
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended April 2, 2022 (1)	$555.6	$337.8	$893.4
Impact on net sales of movements in currency rates	20.0	4.3	24.3
Core revenue for the three months ended April 2, 2022	$575.6	$342.1	$917.7

Net sales for the three months ended April 3, 2021	559.5	321.8	881.3
Increase in net sales on a core basis (core revenue)	$16.1	$20.3	$36.4

Core revenue growth	2.9%	6.3%	4.1%

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Gates Industrial Corporation plc
Reconciliation of Free Cash Flow and Free Cash Flow Conversion
(Unaudited)

	Three months ended		Twelve months ended
(USD in millions)	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Net cash (used in) provided by operating activities	$(105.4)	$(24.0)	$301.0	$253.9
Capital expenditures (1)	(18.0)	(20.2)	(84.8)	(72.7)
Free Cash Flow	$(123.4)	$(44.2)	$216.2	$181.2

(1)	Capital expenditures represent purchases of property, plant and equipment and purchases of intangible assets.

	Twelve months ended
(USD in millions)	April 2, 2022	April 3, 2021
Free Cash Flow	$216.2	$181.2
Adjusted Net Income	$388.5	$240.7
Free Cash Flow Conversion	55.6%	75.3%

Reconciliation of Net Leverage
(Unaudited)

	Twelve months ended
(USD in millions)	April 2, 2022	April 3, 2021
Total principal amount of debt	$2,624.0	$2,686.7
Less: Cash and cash equivalents	(406.8)	(447.4)
Net Debt	$2,217.2	$2,239.3

Adjusted EBITDA	$696.3	$582.1

Net Leverage	3.2 x	3.8 x

Source: Gates Industrial Corporation plc

Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com